Exhibit (a)(13)

                         AB LARGE CAP GROWTH FUND, INC.

                             ARTICLES SUPPLEMENTARY

            AB Large Cap Growth Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

            FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 3,000,000,000 shares and hereby classifies such shares as 3,000,000,000 shares of Class T Common Stock.

            SECOND: The shares of the Class T Common Stock as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH of the Charter (other than those provisions of Article FIFTH which by their terms are applicable solely to other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

                   (1) The assets attributable to the Class T Common Stock shall be invested in the same investment portfolio of the Corporation as the assets attributable to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Advisor Class Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock and Class Z Common Stock.

                   (2) The dividends and distributions of investment income and capital gains with respect to the Class T Common Stock shall be in such amount as may be authorized by the Board of Directors and declared by the Corporation from time to time, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Advisor Class Common Stock, Class R Common Stock, Class K Common Stock, Class I Common Stock, Class Z Common Stock and Class T Common Stock (as applicable) to reflect differing allocations of the expenses of the Corporation among the holders of the nine classes and any resultant differences among the net asset values per share of the nine classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses or capital gains and losses and expenses and liabilities of the Corporation and of amounts distributable in the event of liquidation or dissolution of the Corporation among the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Advisor Class Common Stock, the Class R Common Stock, the Class K Common Stock, the Class I Common Stock, the Class Z Common Stock and the Class T Common Stock shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

                   (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class T Common Stock, shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of Common Stock, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 applicable to such class and (ii) no voting rights with respect to any other matter that affects one or more classes of Common Stock, but not the class of which they are holders.

            THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 27,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $27,000,000, classified as follows:


Class A          Class B        Class C     Advisor Class      Class R       Class K        Class I       Class Z
Common           Common         Common         Common          Common        Common         Common        Common
Stock            Stock          Stock           Stock          Stock         Stock          Stock         Stock
-------          -------        -------     -------------      -------       -------        -------       -------
3,000,000,000  6,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000


            B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 30,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $30,000,000, classified as follows:


Class A         Class B        Class C      Advisor Class    Class R        Class K        Class I        Class Z        Class T
Common          Common         Common          Common        Common         Common         Common         Common         Common
Stock           Stock          Stock           Stock         Stock          Stock          Stock          Stock          Stock
-------         -------        ------       -------------    -------        -------        -------        -------        -------
3,000,000,000  6,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000 3,000,000,000


            FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

            FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

            SIXTH: The shares have been classified by the Corporation's Board of Directors under the authority contained in the Charter.

            IN WITNESS WHEREOF, AB Large Cap Growth Fund, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and attested by Stephen J. Laffey, Assistant Secretary of the Corporation, this 31st day of January, 2017. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                           AB Large Cap Growth Fund, Inc.


                                           By:   Robert M. Keith
                                                 ------------------------
                                                 Robert M. Keith
                                                 President

ATTEST:


/s/ Stephen J. Laffey
-------------------------
Stephen J. Laffey
Assistant Secretary